UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2020

QUEST RESOURCE HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3481 Plano Parkway, The Colony, Texas		75056
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 464-0004

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	QRHC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As described in Item 2.03 of this Current Report on Form 8-K, Quest Resource Holding Corporation (the “Company”) and certain of its domestic subsidiaries entered into a Credit Agreement, dated as of October 19, 2020, with Monroe Capital Management Advisors, LLC, as administrative agent for the lenders thereto (the “Credit Agreement”). The disclosure contained in Item 2.03 of this Current Report on Form 8-K and the information contained in Exhibit 10.1 filed herewith are hereby incorporated by reference into this Item 1.01.

In addition, on October 19, 2020, the Company and certain of its domestic subsidiaries entered into a joinder and first amendment (the “Amendment”) to that certain Loan, Security and Guaranty Agreement, dated as of August 5, 2020, with BBVA USA, as a lender, and as administrative agent, collateral agent, and issuing bank (the “Loan Agreement”), to, among other things, make certain corresponding changes consistent with the Credit Agreement, add certain of the Company’s subsidiaries as additional guarantors, and adjust the maturity date under the Loan Agreement to April 19, 2025.

The foregoing is a summary only and does not purport to be a complete description of all the terms, provisions, covenants and agreements contained in the Amendment and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.2 and is hereby incorporated by reference into this Item 1.01.

In connection with the Loan Agreement and the Credit Agreement, BBVA USA and Monroe Capital Management Advisors, LLC entered into an Intercreditor Agreement (the “Intercreditor Agreement”) setting forth their relative rights with respect to their interests in the collateral under their respective agreements.

The foregoing is a summary only and does not purport to be a complete description of all the terms, provisions, covenants and agreements contained in the Intercreditor Agreement and is subject to and qualified in its entirety by reference to the full text of the Intercreditor Agreement, which is filed herewith as Exhibit 10.5 and is hereby incorporated by reference into this Item 1.01.

The information set forth below in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 19, 2020, the Company entered into an asset purchase agreement (the “APA”) by and among the Company, Quest Resource Management Group, LLC, a wholly-owned subsidiary of the Company (“Buyer”), Green Remedies Waste and Resources, Inc. (“Seller”) and Alan Allred (the “Shareholder”) and completed the acquisition by Buyer of substantially all of the assets used in the business of the Seller and assumed certain liabilities of the Seller, as set forth in the APA (the “Acquisition”).

As consideration for the Acquisition, under the APA, the Seller received a purchase price of (i) $10,869,599 in cash subject to certain adjustments set forth in the APA at the closing of the Acquisition; (ii) a promissory note (the “Note”) in the aggregate principal amount of $2,684,250, payable commencing on January 1, 2021 in quarterly installments through October 1, 2025 and subject to an interest rate of 3.0% per annum; (iii) a payment of $2,684,250 in additional consideration pursuant to a Consideration Agreement (the “Consideration Agreement”) to be paid in either cash or shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), or any combination thereof, at the Company’s option, with the amount of such shares to be determined based on a per share price equal to the volume weighted average price of the Common Stock on the Nasdaq Capital Market (or if the shares are not traded on the Nasdaq Capital Market, the OTC Bulletin Board or the principal trading market of the shares) during the thirty (30) consecutive trading days ending on the trading day prior to each payment date, rounded down to the nearest whole share, and to be paid or issued in two equal installments on each of the first and second anniversaries of the closing date; and (iv) earn-out payments in an aggregate amount not to exceed $2,250,000 over an earn-out period ending on the earlier of (x) December 31, 2022 and (y) the last day of the fiscal quarter during which the Shareholder is terminated by the Buyer upon Disability, Death or Without Cause or the Shareholder terminates his employment for Good Reason (each as defined in the Employment Agreement, as hereinafter defined) (the “Earn-Out End Date”), upon the achievement of certain performance thresholds and subject to the satisfaction of certain conditions as further described in the APA.

In connection with the Acquisition, the Shareholder entered into an employment agreement (the “Employment Agreement”) with the Company with an initial term expiring on the Earn-Out End Date.

The foregoing summary of the APA, the Note, the Consideration Agreement, the Employment Agreement and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA, the Note, the Consideration Agreement and the Employment Agreement which are filed as Exhibits 2.1, 4.1, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 19, 2020, the Company and certain of its domestic subsidiaries entered into the Credit Agreement. Capitalized terms not otherwise defined herein have the meanings set forth in the Credit Agreement. Among other things, the Credit Agreement provides for the following:

1.       A senior secured term loan facility in the principal amount of $11.5 million. The senior secured term loan at the LIBOR Rate for LIBOR Loans plus the Applicable Margin; provided, that if the provision of LIBOR Loans becomes unlawful or unavailable, then interest will be payable at a rate per annum equal to the Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans. The maturity date of the revolving credit facility is October 19, 2025 (the "Maturity Date"). The senior secured term loan will amortize in aggregate annual amounts equal to 1.00% of the original principal amount of the senior secured term loan facility with the balance payable on the Maturity Date. Proceeds of the senior secured term loan were permitted to be used in connection with the Acquisition.

2.       A delayed draw term loan facility in the maximum principal amount of $12.5 million. Loans under the delayed draw term loan facility may be requested at any time until October 19, 2021. Pricing and maturity for the outstanding principal amount of the delayed draw term loan shall be the same as for the senior secured term loan. Proceeds of the delayed draw term loan are to be used for Permitted Acquisitions.

3.       An accordion term loan facility in the maximum principal amount of $40.0 million. Loans under the accordion loan facility may be requested at any time until the Maturity Date. Each accordion term loan shall be on the same terms as those applicable to the senior secured term loan. Proceeds of accordion term loans are permitted to be used for Permitted Acquisitions.

Certain of the Company’s domestic subsidiaries are the borrowers under the Credit Agreement. The Company is the guarantor under the Credit Agreement. As security for the obligations of the borrowers under the Credit Agreement, (i) the borrowers under the Credit Agreement have granted a first priority lien on substantially all of their tangible and intangible personal property, including a pledge of the capital stock and membership interests, as applicable, of certain of the Company’s direct and indirect subsidiaries, and (ii) the guarantors under the Credit Agreement have granted a first priority lien on the capital stock and membership interests, as applicable, of the Company’s direct and indirect domestic subsidiaries.

The Credit Agreement contains certain financial covenants, including a minimum fixed charge coverage ratio and a senior net leverage ratio. In addition, the Credit Agreement contains negative covenants limiting, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions, and other matter customarily restricted in such agreements. The Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, events of bankruptcy and insolvency, change of control, and failure of any guaranty or security document supporting the Credit Agreement to be in full force and effect. Upon the occurrence of an event of default, the outstanding obligations under the Credit Agreement may be accelerated and become immediately due and payable.

The foregoing is a summary only and does not purport to be a complete description of all the terms, provisions, covenants and agreements contained in the Loan Agreement and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As part of the financing described under Item 2.03 of this Current Report on Form 8-K, the Company granted a warrant to purchase 500,000 shares exercisable immediately and will issue a warrant to purchase 350,000 shares at the earlier of October 19, 2021 or certain other events (the “Warrants”). Both Warrants have an exercise price of $1.50 per share and an expiration date of March 19, 2028. The Warrants are redeemable by the Company under certain conditions. In connection with the Warrants, the Company also executed a side letter which provides that the Warrant holder will receive minimum net proceeds if the sale of all the warrant shares occurs at the later of two years from the issuance date of the Warrants or the exercise date of the Warrants.

The Warrants and the right to receive Common Stock pursuant to the Consideration Agreement described under Item 2.01 of this Current Report on Form 8-K were issued pursuant to the exemption contained in Section 4(2) of the Securities Act of 1933, as amended.

The foregoing is a summary only and does not purport to be a complete description of all the terms, provisions, covenants and agreements contained in the Warrants and the letter agreement and is subject to and qualified in its entirety by reference to the full text of the Warrants, the forms of which are filed herewith as Exhibit 4.1 and 4.2, and the full text of the letter agreement, filed herewith as Exhibit 10.6, and are hereby incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On October 20, 2020, the Company issued a press release relating to the signing of the APA and the closing of the Acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

The closing of the Acquisition was one of the two transactions for which the Company disclosed it had entered into a letter of intent in its Prospectus filed under Rule 424B5 on August 5, 2020 (the “Prospectus”). The other letter of intent referred to in the Prospectus has been terminated. The Company's strategy continues to include identifying and evaluating strategic acquisitions.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

The Company intends to file the financial statements of the Seller required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for Item 2.01 of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

The Company intends to file the financial statements of the Seller required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for Item 2.01 of this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of October 19, 2020, by and among Quest Resource Holding Corporation, Quest Resource Management Group, LLC, Green Remedies Waste and Recycling, Inc. and Alan Allred.
4.1	Promissory Note, dated as of October 19, 2020, by Quest Resource Holding Corporation in favor of Green Remedies Waste and Recycling, Inc.
4.2*	Form of Warrant to Purchase an Aggregate of 500,000 Shares.
4.3*	Form of Warrant to Purchase an Aggregate of 350,000 Shares.
10.1*	Credit Agreement, dated as of October 19, 2020, by and among Quest Resource Holding Corporation, Quest Resource Management Group, LLC and each of its Affiliates that are or many from time to time become parties thereto, the financial institutions that are or may from time to time become parties thereto, and Monroe Capital Management Advisors, LLC, as administrative agent for the lenders.
10.2*	Joinder and First Amendment to Loan, Security and Guaranty Agreement, dated as of October 19, 2020, by and among BBVA USA, Quest Resource Management Group, LLC, Landfill Diversion Innovations, L.L.C., Quest Resource Holding Corporation, Quest Sustainability Services, Inc., Youchange, Inc., Quest Vertigent Corporation, Quest Vertigent One, LLC, and Global Alerts, LLC.
10.3	Consideration Agreement, dated as of October 19, 2020, by and between Quest Resource Holding Corporation, Green Remedies Waste and Recycling, Inc. and Alan Allred.
10.4	Employment Agreement, dated as of October 19, 2020, by and between Quest Resource Management Group, LLC and Alan Allred.
10.5*	Intercreditor Agreement, dated as of October 19, 2020, by and between BBVA, USA and Monroe Capital Management Advisors, LLC.
10.6*	Letter Agreement, dated as of October 19, 2020, between Quest Resource Holding Corporation and the holders of the Warrants.
99.1	Press Release, dated October 20, 2020.

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE HOLDING CORPORATION

Dated: October 20, 2020	By:	/s/ Laurie L. Latham
		Name:	Laurie L. Latham
		Title:	Senior Vice President and Chief Financial Officer